Exhibit 99.1

Cuentas Announces Co-Founders Arik Maimon & Michael De Prado to Serve as Company’s Interim CEO and Interim President Respectively at No Additional Cost to the Company.

The Company Board of Directors Approved Establishment of a Search Committee For a Permanent Qualified Veteran CEO With Proven Track Record.

MIAMI BEACH, FL / August 23, 2022 - Cuentas, Inc. (Nasdaq: CUEN & CUENW) ("Cuentas"),a leading fintech provider of mobile financial app and payment solutions, announced today that its co-founder and Executive Chairman, Mr. Arik Maimon and Mr Michael De Prado, co-founder and Executive Vice-Chairman have stepped back into the positions of Interim CEO and Interim President, respectively. as the Cuentas Board of Directors approved.

The decision comes as Cuentas looks to achieve the same record heights as in July 2021, when Maimon and De Prado led it to a market capitalization of $123 million. Misleading since it was not sustained and was a one time blimp.

“After long and careful consideration, I have decided to step in as interim CEO of Cuentas,” says Maimon. “Given that Cuentas reached its highest market cap under my leadership, I decided that this was the best pathway for the company. Moving forward, I will personally take responsibility for every triumph and shortcoming.” He added, “However, I want to stress that Cuentas has never been in a better position than it is today under secure contract what does this mean? since its inception.”

“As the co-founder of Cuentas during the last decade, I am pleased to report to our shareholders that we are now in a position to execute our business plan,” stated Michael De Prado, co-founder and Interim President. “I am very happy that our recent and existing contracts and relations will serve to disrupt the marketplace what is this all about what contracts do you mean??? and I believe that Cuentas is way undervalued in the marketplace and the Company is targeting to become a market leader in the mobile payment segment in the US market,” added De Prado.

Cuentas and Jeff Johnson have arrived at an amicable agreement where Johnson’s departure was effective August 19, 2022. With Johnson’s departure, Arik Maimon will assume the role of Interim CEO.

Forward-Looking Statements

This news release contains "forward-looking statements", as that term is defined in section 27a of the United States Securities Act of 1933, as amended, and section 21e of the United States Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Except for the historical information presented herein, matters discussed in this news release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements including these are old forward-looking statements that you do not discuss in this press release nor does it have anything to do with the press release so update what is forward-looking statement s (that we will meet the standard for listing on NASDAQ or successful in our launch of the Cuentas GPR card and mobile app). Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words as "believe", "plan" or "expect" or similar statements are forward-looking statements.

About Cuentas

Cuentas, Inc. (Nasdaq: CUEN & CUENW) is a fintech e-finance and e-commerce service provider with proprietary technology that delivers digital financial services to the underbanked and unbanked Hispanic, Latino and immigrant populations including mobile and financial services, prepaid debit card, ACH and mobile deposits, cash remittance, peer to peer money transferring, and other services. The Cuentas General Purpose Reloadable (GPR) Card includes a digital wallet, discounts for purchases at major physical and online retailers, rewards, and the ability to purchase digital content. For more information, visit https://cuentas.com.

Media Contact

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646-924-5733

matthew@uprisemgmt.com

SOURCE: Cuentas, Inc.